UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

March 9, 2015

MELA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51481	13-3986004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 South Buckhout Street, Suite 1 Irvington, New York	10533
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 591-3783

                                                   N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 9, 2015, the February 2015 CPT® Editorial Summary of Panel Actions was posted to the website of the American Medical Association. The CPT Editorial Panel accepted the addition of Category III codes 039XX1T and 039XX2T to report multi-spectral digital skin lesion analysis (MSDSLA) of atypical cutaneous lesions, which applies to our MelaFind® system.

Barring any further action by the CPT Editorial Panel, we expect that these codes will be posted to the AMA CPT website at www.ama-assn.org/go/cpt by July 1, 2015 with an effective implementation date of January 1, 2016.

Safe Harbor

This Form 8-K current report includes “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to our plans, objectives, expectations and intentions and contains words such as “expect” that suggest future events or trends. These statements, including our expectations regarding the posting and effective implementation dates of these codes are based on our current expectations and are inherently subject to significant uncertainties and changes in circumstances. Actual results may differ materially from our expectations due to financial, economic, business, competitive, market, regulatory and political factors or conditions affecting us and the medical device industry in general, as well as more specific risks and uncertainties set forth in our SEC reports on Forms 10-Q and 10-K. Given such uncertainties, any or all of these forward-looking statements may prove to be incorrect or unreliable. We assume no duty to update its forward-looking statements and urges investors to carefully review our SEC disclosures available at www.sec.gov and www.melasciences.com.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MELA SCIENCES, INC.

By:	/s/ Robert W. Cook
Robert W. Cook,
Chief Financial Officer

Date: Match 10, 2015